SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 15, 2013

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced third quarter and first nine month 2013 results through September 30, 2013.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated October 15, 2013, announcing the third quarter and first nine month 2013 results through September 30, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: October 15, 2013

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2013

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported third quarter 2013 net income available to common shareholders of $1,173,000 or $0.06 per diluted common share.  This represented a 20% increase in earnings per share from the third quarter of 2012 where net income available to common shareholders totaled $1,056,000 or $0.05 per diluted common share.  For the nine month period ended September 30, 2013, the Company reported net income available to common shareholders of $3,195,000 or $0.17 per diluted share.  This represented a 5.6% decline in earnings per share from the same nine month period in 2012 where net income available to common shareholders totaled $3,528,000 or $0.18 per diluted common share.  The following table highlights the Company’s financial performance for both the three and nine month periods ended September 30, 2013 and 2012:

	Third Quarter 2013	Third Quarter 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012

Net income	$1,226,000	$1,307,000	$3,352,000	$4,304,000
Net income available to common shareholders	$1,173,000	$1,056,000	$3,195,000	$3,528,000
Diluted earnings per share	$ 0.06	$ 0.05	$ 0.17	$0.18

Glenn L. Wilson, President and Chief Executive Officer, commented on the third quarter 2013 financial results: “I was pleased that growth in total revenue, combined with effective capital management, caused the increase in earnings per share in the third quarter of 2013.  Specifically, an increase in net interest income resulted from continued strong growth of our loan portfolio, as total loans grew by $57 million, or 8.1% over the past twelve months.  Material loan growth occurred in loan categories that qualify for the Small Business Lending Fund (SBLF) and as a result we have now locked in for continued payment the lowest preferred dividend rate available under the program of 1% until the first quarter of 2016.  Non-interest income, the other key revenue component, also increased by $337,000 or over 9% between years, due largely to fee growth within our trust and wealth management businesses as a result of increased assets under management and continued good residential mortgage sales activity.”

The Company’s net interest income in the third quarter of 2013 increased by $58,000 from the prior year’s third quarter, and for the first nine months of 2013 increased by $142,000 when compared to the first nine months of 2012.  The Company’s net interest margin of 3.52% for the first nine months of 2013 was 11 basis points lower than the net interest margin of 3.63% for the first nine months of 2012.  The lower net interest margin demonstrates the impact of Federal Reserve low interest rate policies which has pressured community banks interest revenue. The Company has sought to mitigate this net interest margin pressure and modestly increase net interest income by both reducing its cost of funds and growing its earning assets, particularly loans.  Specifically, these efforts have resulted in total loans averaging $737 million in the first nine months of 2013, which is $58 million or 8.5% higher than the $679 million average in the first nine months of 2012.  This loan growth reflects the successful results of the Company’s more intensive sales calling efforts, with an emphasis on generating commercial loans and owner occupied commercial real estate loans, which qualify as SBLF loans, particularly through its loan production offices.  As a result of this growth in SBLF qualified loans, the Company continues to pay the lowest preferred share dividend rate of 1% available under the SBLF program.  This lower rate has saved the Company $619,000 in preferred stock dividend payments so far in 2013.  Despite this solid growth in loans, total interest revenue still dropped by $899,000 between years and reflects the lower interest rate environment.  However, careful management of funding costs has allowed the Company to partially mitigate this drop in interest revenue during the past year.  Specifically, total interest expense for the first nine months of 2013 declined by $1.0 million from the same prior year period due to the Company’s proactive efforts to reduce deposit costs.  Even with this reduction in deposit costs, the Company still experienced growth in deposits which reflects the loyalty of its core deposit base and its ongoing efforts to cross sell new loan customers into deposit products.  Specifically, total deposits have averaged $844 million in the first nine months of 2013, which is $14 million or 1.7% higher than the $830 million average in the first nine months of 2012.  The company is pleased that the majority of the deposit growth has occurred in non-interest bearing demand deposit accounts.

The Company did not record a provision for loan losses in the third quarter of 2013 as compared to a $200,000 negative provision recorded in the third quarter of 2012.  For the nine month period in 2013, the Company recorded a negative loan loss provision of $100,000 compared to a $1,325,000 negative provision in the first nine months of 2012.  There has been $1,225,000 less earnings benefit from negative loan loss provisions in 2013.  Overall, sustained improvements in asset quality evidenced by low levels of non-performing assets and classified loans has allowed the Company to continue to benefit from negative or zero loan loss provisions in 2013 while still maintaining strong coverage ratios.  At September 30, 2013, non-performing assets totaled $5.0 million or 0.66% of total loans which is comparable with the level they have operated at in six of the last seven quarters.  The Company experienced modest net loan recoveries of $39,000 in the third quarter of 2013 compared to net charge-offs of $289,000 in the third quarter of 2012.  For the first nine months of 2013, actual credit losses realized through net charge-offs totaled $1.3 million or 0.23% of total loans which represents an increase from the first nine months of 2012 when net charge-offs totaled $470,000 or 0.09% of total loans.  The higher net charge-offs in 2013 reflect the resolution of a $2 million problem commercial real estate loan for which the Company had previously established specific reserves for in 2012.  When determining the provision for loan losses, the Company considers a number of factors some of which include periodic credit reviews, non-performing assets, loan delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends.  In summary, the allowance for loan losses provided 268% coverage of non-performing loans, and was 1.46% of total loans, at September 30, 2013, compared to 210% of non-performing loans, and 1.74% of total loans, at December 31, 2012.

The Company’s growth in non-interest revenue has also been a financial performance highlight in 2013.  Total non-interest income in the third quarter of 2013 increased by $337,000 or 9.2% from the prior year’s third quarter and for the first nine months of 2013 increased by $821,000 or 7.4% when compared to the first nine months of 2012.  The 2013 non-interest income increase was primarily driven by increased revenue from our wealth management businesses.  Specifically, trust and investment advisory fees increased by $178,000 or 10.4% for the third quarter 2013 and $363,000 or 6.7% for the nine month period of 2013 due to increased assets under management which reflects both successful new business development activities and market appreciation of existing assets. Third quarter 2013 non-interest income also benefitted from a $66,000 investment security gain realized on the sale of certain rapidly prepaying mortgage backed securities and a $79,000 gain realized on the sale of an other real estate owned property which is included within other income.  Additionally, for the nine month period in 2013, non-interest income also benefitted from increased revenue from residential mortgage banking activities.  Specifically, gains realized on residential mortgage loan sales into the secondary market increased by $123,000 due to increased mortgage loan production in the first nine months of 2013.  The higher residential mortgage loan production reflected both increased refinance and purchase activity although refinance activity did begin to slow in the third quarter. Income from bank owned life insurance increased by $149,000 for the 2013 nine month period due to the receipt of a death claim payment.

Total non-interest expense in the third quarter of 2013 increased by $326,000 or 3.2% from the prior year’s third quarter and for the first nine months of 2013 increased by $1.2 million or 4.0% when compared to the first nine months of 2012.  Salaries and employee benefits increased by $119,000 or 1.9% for the third quarter and $664,000 or 3.7% for the nine month period due to higher salaries expense and pension expense.  The higher pension expense relates to the Company’s defined benefit pension plan and reflects the negative impact that the low interest rate environment is having on the discount rate used to calculate the plan liabilities.  This increasing pension cost was a key factor causing the Company to implement a soft freeze of its defined benefit pension plan to provide that non-union employees hired on or after January 1, 2013 are not eligible to participate.  Instead, such employees are eligible to participate in a qualified 401(k) plan.  Professional fees also increased by $57,000 in the third quarter and $382,000 for the nine month period due largely to higher legal costs, recruitment fees, and increases in several other professional fee categories.  Also an increase in the reserve for unfunded commitments, which is reflected in the other expense category, increased 2013 third quarter expense by $111,000 and nine month expense by $126,000 due to increased loan approval activity.  Finally, the Company recorded an income tax expense of $1.4 million or an effective tax rate of 29.6% for the first nine months of 2013 compared to an income tax expense of $1.9 million or an effective tax rate of 30.9% for the first nine months of 2012. The lower income tax expense and effective rate in 2013 reflects the Company’s reduced pre-tax earnings combined with an increased amount of tax free earnings from bank owned life insurance.

ASRV had total assets of $1.038 billion, shareholders’ equity of $110 million, a book value of $4.76 per common share and a tangible book value of $4.09 per common share at September 30, 2013.  The Company continued to maintain strong capital ratios that considerably exceed the regulatory defined well capitalized status with a risk based capital ratio of 15.35, an asset leverage ratio of 11.44% and a tangible common equity to tangible assets ratio of 7.48% at September 30, 2013.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

September 30, 2013

(In thousands, except per share and ratio data)

(Unaudited)

2013

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,056	$1,070	$1,226	$3,352
Net income available to common shareholders	1,004	1,018	1,173	3,195

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.43%	0.43%	0.47%	0.44%
Return on average equity	3.86	3.86	4.44	4.05
Net interest margin	3.59	3.50	3.46	3.52
Net charge-offs (recoveries) as a percentage of average loans	0.76	(0.02)	(0.02)	0.23
Loan loss provision (credit) as a percentage of average loans	(0.14)	0.08	-	(0.02)
Efficiency ratio	89.52	86.28	85.41	87.05

PER COMMON SHARE:
Net income:
Basic	$0.05	$0.05	$0.06	$0.17
Average number of common shares outstanding	19,168	19,039	18,784	18,995
Diluted	0.05	0.05	0.06	0.17
Average number of common shares outstanding	19,257	19,128	18,878	19,086
Cash dividends declared	$0.00	$0.01	$0.01	$0.02

2012

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,565	$1,432	$1,307	$4,304
Net income available to common shareholders	1,302	1,170	1,056	3,528

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.65%	0.59%	0.52%	0.59%
Return on average equity	5.60	5.19	4.66	5.15
Net interest margin	3.70	3.59	3.59	3.63
Net charge-offs (recoveries) as a percentage of average loans	0.13	(0.02)	0.16	0.09
Loan loss provision (credit) as a percentage of average loans	(0.38)	(0.30)	(0.11)	(0.26)
Efficiency ratio	86.17	86.34	85.50	86.00

PER COMMON SHARE:
Net income:
Basic	$0.06	$0.06	$0.05	$0.18
Average number of common shares outstanding	20,679	19,584	19,275	19,844
Diluted	0.06	0.06	0.05	0.18
Average number of common shares outstanding	20,722	19,652	19,351	19,904
Cash dividends declared	$0.00	$0.00	$0.00	$0.00

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2013

	1QTR	2QTR	3QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$999,718	$1,025,084	$1,038,144
Short-term investments/overnight funds	23,995	9,291	8,646
Investment securities	162,866	168,284	167,110
Loans and loans held for sale	717,852	751,522	763,681
Allowance for loan losses	10,960	11,145	11,183
Goodwill	12,613	12,613	12,613
Deposits	847,189	840,272	852,211
FHLB borrowings	16,000	50,292	52,096
Shareholders’ equity	111,445	109,282	110,370
Non-performing assets	4,387	5,027	5,037
Asset leverage ratio	11.58%	11.52%	11.44%
Tangible common equity ratio	7.88	7.47	7.48
PER COMMON SHARE:
Book value (A)	$4.72	$4.70	$4.76
Tangible book value (A)	4.06	4.03	4.09
Market value	3.13	2.74	3.15
Trust assets – fair market value (B)	$1,566,236	$1,562,366	$1,599,402

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	357	360	358
Branch locations	18	18	18
Common shares outstanding	19,168,188	18,784,188	18,784,188

2012

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$967,401	$997,102	$1,002,281	$1,000,991
Short-term investments/overnight funds	7,398	14,158	14,210	9,012
Investment securities	190,089	191,791	181,319	165,261
Loans and loans held for sale	671,328	690,815	706,624	731,741
Allowance for loan losses	13,778	13,317	12,829	12,571
Goodwill	12,613	12,613	12,613	12,613
Deposits	820,105	854,017	850,125	835,734
FHLB borrowings	6,390	3,000	12,000	28,660
Shareholders’ equity	112,270	110,810	112,311	110,468
Non-performing assets	4,801	5,077	5,372	7,224
Asset leverage ratio	11.83%	11.60%	11.45%	11.44%
Tangible common equity ratio	8.24	7.84	7.95	7.78
PER COMMON SHARE:
Book value (A)	$4.46	$4.66	$4.74	$4.67
Tangible book value (A)	3.84	4.00	4.09	4.01
Market value	2.74	2.82	2.97	3.01
Trust assets – fair market value (B)	$1,469,789	$1,447,877	$1,511,012	$1,512,387

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	353	353	355	350
Branch locations	18	18	18	18
Common shares outstanding	20,465,521	19,284,521	19,255,221	19,164,721

NOTES:

(A)

Preferred stock of $21 million received through the Small Business Lending Fund is excluded from the book value per common share and tangible book value per common share calculations.

        (B) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2013

	1QTR	2QTR	3QTR	YEAR
INTEREST INCOME				TO DATE
Interest and fees on loans	$8,628	$8,590	$8,765	$25,983
Interest on investments	1,074	1,037	1,046	3,157
Total Interest Income	9,702	9,627	9,811	29,140

INTEREST EXPENSE
Deposits	1,350	1,288	1,274	3,912
All borrowings	310	318	337	965
Total Interest Expense	1,660	1,606	1,611	4,877

NET INTEREST INCOME	8,042	8,021	8,200	24,263
Provision (credit) for loan losses	(250)	150	-	(100)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,292	7,871	8,200	24,363

NON-INTEREST INCOME
Trust fees	1,667	1,779	1,668	5,114
Investment advisory fees	214	220	225	659
Net realized gains on investment securities	71	-	66	137
Net realized gains on loans held for sale	386	241	285	912
Service charges on deposit accounts	511	538	560	1,609
Bank owned life insurance	201	388	204	793
Other income	766	909	978	2,653
Total Non-Interest Income	3,816	4,075	3,986	11,877

NON-INTEREST EXPENSE
Salaries and employee benefits	6,331	6,176	6,251	18,758
Net occupancy expense	773	751	694	2,218
Equipment expense	455	455	429	1,339
Professional fees	1,035	1,150	1,034	3,219
FDIC deposit insurance expense	134	151	152	437
Other expenses	1,894	1,759	1,853	5,506
Total Non-Interest Expense	10,622	10,442	10,413	31,477

PRETAX INCOME	1,486	1,504	1,773	4,763
Income tax expense	430	434	547	1,411
NET INCOME	1,056	1,070	1,226	3,352
Preferred stock dividends	52	52	53	157
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,004	$1,018	$1,173	$3,195

2012

	1QTR	2QTR	3QTR	YEAR
INTEREST INCOME				TO DATE
Interest and fees on loans	$8,729	$8,552	$8,807	$26,088
Interest on investments	1,395	1,333	1,223	3,951
Total Interest Income	10,124	9,885	10,030	30,039

INTEREST EXPENSE
Deposits	1,762	1,668	1,587	5,017
All borrowings	304	296	301	901
Total Interest Expense	2,066	1,964	1,888	5,918

NET INTEREST INCOME	8,058	7,921	8,142	24,121
Provision (credit) for loan losses	(625)	(500)	(200)	(1,325)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,683	8,421	8,342	25,446

NON-INTEREST INCOME
Trust fees	1,697	1,628	1,533	4,858
Investment advisory fees	193	177	182	552
Net realized gains on investment securities	-	12	-	12
Net realized gains on loans held for sale	276	251	262	789
Service charges on deposit accounts	535	517	567	1,619
Bank owned life insurance	215	212	217	644
Other income	758	936	888	2,582
Total Non-Interest Income	3,674	3,733	3,649	11,056

NON-INTEREST EXPENSE
Salaries and employee benefits	5,986	5,976	6,132	18,094
Net occupancy expense	729	702	698	2,129
Equipment expense	451	473	395	1,319
Professional fees	923	937	977	2,837
FDIC deposit insurance expense	129	114	104	347
Other expenses	1,896	1,865	1,781	5,542
Total Non-Interest Expense	10,114	10,067	10,087	30,268

PRETAX INCOME	2,243	2,087	1,904	6,234
Income tax expense	678	655	597	1,930
NET INCOME	1,565	1,432	1,307	4,304
Preferred stock dividends	263	262	251	776
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,302	$1,170	$1,056	$3,528

AMERISERV FINANCIAL, INC.

Nasdaq: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2013

2012

	3QTR	NINE	3QTR	NINE
Interest earning assets:		MONTHS		MONTHS
Loans and loans held for sale, net of unearned income	$754,996	$736,896	$701,104	$678,995
Deposits with banks	6,542	8,541	5,265	8,870
Short-term investment in money market funds	2,632	3,437	4,717	4,567
Fed funds sold	318	106	-	-
Total investment securities	172,880	168,666	187,474	190,662
Total interest earning assets	937,368	917,646	898,560	883,094

Non-interest earning assets:
Cash and due from banks	16,469	16,720	17,090	16,775
Premises and equipment	13,018	12,656	11,019	10,925
Other assets	72,125	76,683	81,526	81,793
Allowance for loan losses	(11,177)	(11,571)	(13,167)	(13,830)

Total assets	$1,027,803	$1,012,134	$995,028	$978,757

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$79,224	$72,308	$63,321	$59,703
Savings	88,270	88,128	86,373	85,152
Money market	211,725	210,993	216,644	208,414
Other time	315,890	313,075	328,410	330,073
Total interest bearing deposits	695,109	684,504	694,748	683,342
Borrowings:
Federal funds purchased and other short-term borrowings	18,711	13,590	3,808	2,827
Advances from Federal Home Loan Bank	20,193	16,537	4,417	5,683
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Total interest bearing liabilities	747,098	727,716	716,058	704,937

Non-interest bearing liabilities:
Demand deposits	159,627	159,550	150,844	146,229
Other liabilities	11,622	14,298	16,467	15,970
Shareholders’ equity	109,456	110,570	111,659	111,621
Total liabilities and shareholders’ equity	$1,027,803	$1,012,134	$995,028	$978,757